AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1996
                                                  REGISTRATION NO. 333-
     =======================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                   ----------------
                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------------

                              MDU RESOURCES GROUP, INC.
                (Exact name of registrant as specified in its charter)

                      DELAWARE                            41-0423660
            (State or other jurisdiction               (I.R.S. Employer
         of incorporation or organization)            Identification No.)


                               400 North Fourth Street
                            Bismarck, North Dakota  58501
                                    (701) 222-7900
            (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                 MDU RESOURCES GROUP, INC.
                        TAX DEFERRED COMPENSATION SAVINGS PLAN FOR
                           COLLECTIVE BARGAINING UNIT EMPLOYEES
                               (Full title of the plan)



        HAROLD J. MELLEN, JR.        WARREN L. ROBINSON      RICHARD M. FARMER
         President and Chief     Vice President, Treasurer   Reid & Priest LLP
          Executive Officer         and Chief Financial     40 West 57th Street
      MDU Resources Group, Inc.           Officer            New York, New York
       400 North Fourth Street   MDU Resources Group, Inc.         10019
       Bismarck, North Dakota     400 North Fourth Street      (212) 603-2000
                58501             Bismarck, North Dakota
            (701) 222-7900                 58501
                                       (701) 222-7900
       (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)



                           CALCULATION OF REGISTRATION FEE
     =========================================================================
                                            Proposed    Proposed
                                Amount to   maximum     maximum      Amount of
              Title of          be regis-   offering   aggregate      regis-
          securities to be        tered      price      offering      tration
             registered           (1)(2)   per share     price          fee
     ------------------------------------------------------------------------
      Common Stock, $3.33        600,000    $20.94    $12,564,000     $4,333
        par value                 shares      (3)         (3)
     ------------------------------------------------------------------------
      Preference Share           600,000       --          --         --  (4)
      Purchase Rights             rights
     ========================================================================

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
     (2) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such indeterminable number of additional shares of common stock as may become deliverable as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.
     (3) Based on the average of the high and the low prices of the Company's common stock on the composite tape on June 13, 1996, pursuant to Rule 457(c).
     (4) Since no separate consideration is paid for the Preference Share Purchase Rights (Rights), the registration fee for such securities is included in the fee for the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

     =======================================================================

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

            This Registration Statement on Form S-8 is prepared pursuant to General Instruction E to Form S-8.

          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The document listed below is hereby incorporated by reference into this registration statement, and all documents subsequently filed by MDU Resources Group, Inc. (the "Company") or the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan For Collective Bargaining Unit Employees (the "Plan") pursuant to
          Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that the documents subsequently filed by the Company or the Plan pursuant to Section 13 or 15(d) of the Exchange Act prior to the filing with the Securities and Exchange Commission (the "Commission") of the Company's most recent Annual Report on Form 10-K or the Plan's most recent Annual Report on Form 11-K, as the case may be, shall not be incorporated by reference in this registration statement or be a part hereof from and after the date of filing of such Annual Report on Form 10-K or Annual Report on Form 11-K, as the case may be:

            (a) The Company's Registration Statement on Form S-8 (Registration No. 33-53898), as filed by the Company with the Commission on October 29, 1992, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), registering 350,000 shares of the Company's Common Stock, $5.00 par value and 350,000 Preference Share Purchase Rights under the Plan, as such Registration Statement was amended by Post-Effective Amendment No. 1 filed by the Company with the Commission on October 13, 1995, pursuant to the Securities Act, reflecting a three-for-two split of the Company's Common Stock effective October 13, 1995.

            Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

          ITEM 8.  EXHIBITS.

            *4(a) Composite Certificate of Incorporation of the Company, as amended to date, filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, in File No. 1-3480.

            *4(b)  By-laws of the Company, as amended to date, filed as
                   Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, in File No. 1-3480.

            *4(c) Rights Agreement, dated as of November 3, 1988, between the Company and Norwest Bank Minnesota, N.A., Rights Agent, filed as Exhibit 4(c) in Registration No. 33-66682.

            *4(d) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-sixth through Forty-eighth Supplements thereto between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682 and Exhibits 4(e), 4(f) and 4(g) in Registration No. 33-53896.

             5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to the Company.

             5(b)  Opinion of Reid & Priest LLP, counsel to the Company.

            23(a)  Consent of Arthur Andersen LLP.

            23(b)  Consent of Ralph E. Davis Associates, Inc.

            23(c)  Consent of Weir International Mining Consultants.

            23(d) Consent of Lester H. Loble, II, Esq. (contained in opinion filed as Exhibit 5(a) hereto).

            23(e) Consent of Reid & Priest LLP (contained in opinion filed as Exhibit 5(b) hereto).

            24     Power of Attorney (see signature pages).

          ----------------------
          *Incorporated herein by reference as indicated.

            The undersigned registrant has submitted the Plan and has submitted, or will submit, any amendments thereto to the Internal Revenue Service (the "IRS") and has made, or will make, all changes required by the IRS in order to qualify the Plan, as amended, under Section 401 of the Internal Revenue Code.

          ITEM 9.  UNDERTAKINGS.

            The Company hereby undertakes:

               (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by paragraphs (i) or (ii) if the information is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (C) To remove from registration by means of a post-
            effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

               (D) That, for purposes of determining any liability under
            the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the
            Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

            Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.


                                      SIGNATURES

            THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 14th day of June, 1996.

                                               MDU RESOURCES GROUP, INC.


                                               By:/s/ Harold J. Mellen, Jr.
                                                 -------------------------
                                                 Harold J. Mellen, Jr.
                                                 President and Chief
                                                  Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                  DATE
          ---------                        -----                  ----

     /s/ Harold J. Mellen, Jr.     Chief Executive Officer and June 14, 1996
     ----------------------------- Director
     Harold J. Mellen, Jr.

     /s/ Douglas C. Kane           Chief Operating Officer and June 14, 1996
     ----------------------------- Director
     Douglas C. Kane

     /s/ Warren L. Robinson        Chief Financial Officer     June 14, 1996
     -----------------------------
     Warren L. Robinson

     /s/ Vernon A. Raile           Chief Accounting Officer    June 14, 1996
     -----------------------------
     Vernon A. Raile

      /s/ John A Schuchart          Director                    June 14, 1996
     -----------------------------
     John A. Schuchart
     (Chairman of the Board)

     /s/ San W. Orr, Jr.           Director                    June 14, 1996
     -----------------------------
     San W. Orr, Jr.
     (Vice Chairman of the Board)

     /s/ Thomas Everist            Director                    June 14, 1996
     -----------------------------
     Thomas Everist

     /s/ Richard L. Muus           Director                    June 14, 1996
     -----------------------------
     Richard L. Muus

     /s/ Robert L. Nance           Director                    June 14, 1996
     -----------------------------
     Robert L. Nance

     /s/ John L. Olson             Director                    June 14, 1996
     -----------------------------
     John L. Olson

     /s/ Homer A. Scott, Jr.       Director                    June 14, 1996
     -----------------------------
     Homer A. Scott, Jr.

     /s/ Joseph T. Simmons         Director                    June 14, 1996
     -----------------------------
     Joseph T. Simmons

     /s/ Sister Thomas Welder      Director                    June 14, 1996
     -----------------------------
     Sister Thomas Welder, O.S.B.

                                  POWER OF ATTORNEY

                  The Plan hereby appoints the Agents for Service named in this registration statement, and each of them severally, as its attorney-in-fact to sign in its name and behalf and to file with the Securities and Exchange Commission, any and all amendments including post-effective amendments, to this registration statement.


                                      SIGNATURES

                  THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the MDU Resources Group, Inc. Tax Deferred Compensation Savings Plan For Collective Bargaining Unit Employees Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on the 14th day of June, 1996.


                                 MDU RESOURCES GROUP, INC.
                                 Tax Deferred Compensation Savings Plan
                                 For Collective Bargaining Unit Employees

                                 By: /s/ Douglas C. Kane
                                    --------------------------------------
                                    Douglas C. Kane, Chairman
                                    MDU Resources Group, Inc. Tax Deferred
                                     Compensation Savings Plan For
                                     Collective Bargaining Unit Employees
                                     Committee

                                    EXHIBIT INDEX


             *4(a) Composite Certificate of Incorporation of the Company, as amended to date, filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, in File No. 1-3480.

             *4(b)  By-laws of the Company, as amended to date, filed as
                    Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, in File No. 1-3480.

             *4(c) Rights Agreement, dated as of November 3, 1988, between the Company and Norwest Bank Minnesota, N.A., Rights Agent, filed as Exhibit 4(c) in Registration No. 33-66682.

             *4(d) Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-sixth through Forty-eighth Supplements thereto between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A.C. Downing (W.T. Cunningham, successor Co-Trustee), filed as Exhibit 4(a) in Registration No. 33-66682 and Exhibits 4(e), 4(f) and 4(g) in Registration No. 33-53896.

              5(a) Opinion of Lester H. Loble, II, Esq., General Counsel to the Company.

              5(b)  Opinion of Reid & Priest LLP, counsel to the Company.

             23(a)  Consent of Arthur Andersen LLP.

             23(b)  Consent of Ralph E. Davis Associates, Inc.

             23(c)  Consent of Weir International Mining Consultants.

             23(d) Consent of Lester H. Loble, II, Esq. (contained in opinion filed as Exhibit 5(a) hereto).

             23(e) Consent of Reid & Priest LLP (contained in opinion filed as Exhibit 5(b) hereto).

             24     Powers of Attorney (see signature pages).

          ----------------------
          *Incorporated herein by reference as indicated.